                                                                   EXHIBIT 10.14

                        CONSENT TO ASSIGNMENT AGREEMENT

     This Consent to Assignment Agreement ("Consent") is dated December 19, 1997 for reference purposes only, and entered into by and among BIRK S. McCANDLESS, LLC, a California limited liability company ("Landlord"), GUARANTY FEDERAL
BANK, F.S.B., a federal savings bank ("Lender"), INFORMIX CORPORATION, a Delaware corporation ("Assignor"), and NETWORKS ASSOCIATES, INC., A Delaware corporation, formerly known as McAFEE ASSOCIATES, INC., a Delaware corporation ("Assignees").

                                R E C I T A L S


     This consent is made with regard to the following facts:

     A. All terms spelled with initial capital letter(s) in this Consent that are not expressly defined in this Consent will have the respective meanings given such terms in that certain Lease Assignment between Assignor and Assignee dated November 17, 1997 (the "Assignment").

     B. Landlord leased to Assignor the Premises on certain terms and conditions, all of which are set forth in the Lease Transaction Documents.

     C. Assignor desires to assign its right, title and interest in the Lease and the other Lease Transaction Documents to Assignee, and Assignee desires to accept the assignment thereof, and to assume and agree to perform all of the obligations of Tenant under the Lease Transaction Documents arising from and after the Consent Data as specified in the Assignment.

     D. Assignor and Assignee desire to obtain Landlord's and Lender's consent to the Assignment. Landlord and Lender are willing to consent to the Assignment on the following terms and conditions.

     E. Concurrently herewith, Landlord, Lender and Assignee have executed that certain Subordination, Nondisturbance and Attornment Agreement in the form attached to this Consent as Exhibit A ("Networks SNDA").

     NOW THEREFORE, in consideration of the mutual covenants contained in this Consent, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:


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
     1. Consent to Assignment. Subject to the terms and conditions specified in this Consent and the execution and delivery of the Networks SNDA, the documents referred to in items 2, 3 and 4 of Exhibit C hereof, the Cushman Agreement (defined in Section 18 hereof), the Security Deposit Documents (defined in Subsection 19.10 below) and the Section 12 Security Documents (defined in Subsection 12.D hereof), Landlord and Lender hereby consent to the assignment of Assignor's right, title and interest in the Lease Transaction Documents as more particularly described in the Assignment.

     2. Terms of Consent are Controlling. With respect to the rights and obligations between Landlord, on the one hand, and Assignor and/or Assignee on the other, it is understood and agreed that in the event of any conflict between this Consent and the Assignment, this Consent shall control and the terms hereof shall be deemed to supercede the provisions of the Assignment to that extent, but shall not affect the allocation of rights and obligations between Assignor and Assignee themselves, which shall be as specified in the Assignment.

     3. Assumption and No Release. Effective as of the Consent Date, Assignee expressly assumes and agrees, for the benefit of and as a direct obligation to Landlord, to be bound by, and to perform and comply with, from and after the Consent Date, every obligation of Assignor under the Lease Transaction Documents. From and after the Consent Date, Assignee shall solely be entitled to exercise all rights, powers, privileges, options and elections and to make and give all approvals, consents, determinations, selections, designations, judgments and decisions of "Tenant" under and with respect to the Lease Transaction Documents, subject to the limitations and reservations contained in Sections 7 and 9 of the Assignment. Any effort by Assignor or any other party to exercise, give or make any of the foregoing shall be of no effect. Notwithstanding the Assignment or Landlord's consent to the Assignment or any of the foregoing acts by Assignee, Assignor and Assignee will be and remain jointly and severally liable for the payment of rent and for the performance of all other obligations of "Tenant" under the Lease Transaction Documents from and after the Consent Date. From and after the Consent Date, Assignee shall be entitled to and shall, (i) pay all rent and perform all other payment obligations pursuant to the Assignment that are due pursuant to the Lease Transaction Documents directly to Landlord, and (ii) render performance of all other obligations which have been assumed pursuant to the Assignment that are due pursuant to the Lease Transaction Documents directly to Landlord. Without limiting any of Landlord's rights and remedies under the Lease and in addition thereto, Landlord may specifically enforce the covenants and agreements of Assignee contained in the Assignment and this Consent which exist for Landlord's benefit. Assignee shall be directly obligated to Landlord and Landlord shall recognize

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
Assignee as Tenant under the Lease (subject to the limitations and reservations contained in Sections 7 and 9 of the Assignment).

     4. Satisfaction or Waiver of Conditions Precedent. Assignee and Assignor hereby acknowledge and agree that all of the conditions specified in Section 11 of the Assignment have been satisfied or have been waived by each of them, respectively.

     5. Subsequent Assignments: Recapture. This Consent does not constitute a consent to any subsequent subletting or assignment and does not relieve Assignee or any person claiming under or through Assignee of the obligation to obtain the consent of Landlord under Section 19 of the Lease to any future assignment or sublease. In the event that the Assignment is deemed to be a sublease, the parties acknowledge and agree that Assignee (as a subtenant) shall have the right to assign its leasehold interest or to sublet the Premises subject to Landlord's consent (not to be unreasonably withheld) and otherwise in accordance with the terms of Section 19 of the Lease, such that in the event of a default by Assignee under the Lease, Landlord shall have all the rights and remedies against Assignee in the event of a default which are available to Landlord at law, in equity or otherwise specified in the Lease, including without limitation the rights under California Civil Code Section 1951.4. Landlord may consent to future assignments or subleases by Assignee without notifying Assignor and without obtaining Assignor's consent, and that action by Landlord will not relieve Assignor of liability under the Lease Transaction Documents; provided, however, as between Assignee and Assignor the provisions of Section 21 of the Assignment shall prevail. Assignee's failure to obtain Assignor's consent to any future assignment or sublease, or failure to perform any obligation it may have to Assignor under the Assignment, shall not limit or affect in any way the obligations of Assignor to Landlord under the Lease Transaction Documents and this Consent. Landlord waives the right to recapture with respect to the Assignment. This Consent will not be construed to limit Landlord's right to recapture the Premises as stated in Section 19 of the Lease, in the event of a future proposal by Assignee to sublease or assign any part or parts of the Premises which, in the aggregate, total more than seventy-five percent (75%) of the Premises, provided that the assignments to Assignee pursuant to the Assignment shall not be included in the calculation of aggregate square footage of subleases and assignments in determining Landlord's rights hereunder.

     6. Default Under the Lease. In the event of any default of Assignee under the Lease Transaction Documents, Landlord may proceed directly against Assignee, Assignor, or anyone else liable under the Lease without first exhausting Landlord's remedies against any other person or entity liable under the Lease Transaction Documents to Landlord. Notwithstanding the foregoing, any act or omission of Assignee or anyone claiming under or through

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
Assignee that violates any of the provisions of the Lease Transaction Documents will be deemed a default under the Lease Transaction Documents by Assignor.

     7. Security Deposit. Assignor acknowledges the transfer and assignment to Assignee of all right, title and interest of Assignor in, to or under the Security Deposit (as defined in the Assignment) and held by Landlord pursuant to
Section 6(c) of Exhibit D to the Lease. Assignor waives all claims against Landlord as to the Security Deposit. Assignee will protect, defend, indemnify and hold Landlord harmless from and against any claims Assignor may have arising from Assignee's application of disbursements from the Security Deposit. The foregoing shall not affect Assignee's obligation to Assignor pursuant to Section 10.C of the Assignment.

     8. Prepaid Rent. Assignor acknowledges the transfer and assignment to Assignee of all right, title and interest of Assignor in, to or under the First Months' Rent (as defined in the Assignment) and held by Landlord pursuant to
Section 4(d) of the Lease. Assignor waives all claims against Landlord pursuant to Section 4(d) of the Lease. Assignor waives all claims against Landlord as to the First Month's Rent. Assignee will protect, defend, indemnify and hold Landlord harmless from and against any claims Assignor may have arising from Assignee's application and use of the First Month's Rent.

     9. Cancellation of Option to Extend Term. The option to extend the term of the Lease granted to Assignor pursuant to Section 56 of the Lease is hereby deleted in its entirety.

     10. Cancellation of First Right to Purchase. The first right to purchase the Project (as defined in the Lease) granted to Assignor pursuant to Section 57 of the Lease is hereby cancelled and Section 57 of the Lease is hereby deleted in its entirety.

     11. Schedule of Critical Dates. Exhibit D-1 and Exhibit A to Exhibit D-2 to the Lease are herby amended and restated in their entirety as shown on Exhibit C attached to this Consent.

     12. Subordination of, and Grant of Security Interest in, Claims. Until all of Assignee's obligations under the Lease Transaction Documents have been fully performed, Assignor subordinates any liability or indebtedness of Assignee held by or owed to Assignor relating to the Lease Transaction Documents, the Assignment or this Consent to the obligations of Assignee to Landlord under the Lease Transaction Documents, the Assignment or this Consent and hereby grants to Landlord a security interest in such claims, such security interest to be hereinafter further documented and perfected as provided in Subsections 12.D and
19.10 hereof. Notwithstanding the foregoing, the following shall apply:



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
     A. Assignor shall have the right to cure any default by Assignee under the Lease Transaction Documents by rendering performance directly to Landlord. Any amounts properly paid by Assignor to cure a default by Assignee shall be repaid by Assignee to Assignor with interest at the rate specified in Section 15 of the Assignment.

     B. If Assignor makes a payment to Landlord on account of an obligation owed by Assignee to Landlord, then to the extent of such payment Assignor shall have the right to pursue its claim for reimbursement from Assignee and to collect and retain all amounts owed to it by Assignee on account of such reimbursement claim. The foregoing shall apply even if there are remaining obligations on the part of Assignee under the Lease so long as the due date for performance of such obligations has not occurred.

     C. Assignor may pursue all claims against Assignee, enforce any remedies against Assignee permitted by the Assignment, and collect all amounts owed to it by Assignee, even if there are remaining obligations on the part of Assignee under the Lease Transaction Documents and the Assignment, so long as each of the following conditions is satisfied: (i) no default exists on the part of Assignee or Assignor under the Lease Transaction Documents with regard to obligations owed to Landlord; (ii) all amounts then due and payable to Landlord by either Assignor or Assignee pursuant to the Assignment have been paid; and (iii) the security interest granted hereby and described in Subsection 12.D hereof remains fully perfected and in full force and effect, and no uncured default by Assignor exists thereunder.

     D. Assignor hereby grants to and creates in favor of Landlord a first priority security interest in all rights of recovery Assignor has against Assignee relating to the Lease Transaction Documents, the Assignment or this Consent, and in the proceeds thereof, all in form and substance reasonably satisfactory to Landlord and Lender, as security for the performance by Assignor of all obligations owed by it to Landlord pursuant to the Lease Transaction Documents and the Assignment. The proceeds of any such recovery shall be deposited in a security account created and maintained in substantially the same manner, and pursuant to substantially the same agreements, as the Account maintained pursuant to the Lease as security for the payment of Tenant Improvement costs. Funds held in such security account shall be disbursed to Assignor to reimburse Assignor for (i) each payment of rent (less any sublet income payable directly to Assignor) made by Assignor to Landlord due pursuant to the Lease Transaction Documents and (ii) tenant improvement costs and commissions paid by Assignor with respect to subleases approved by Landlord to the extent Assignor has actually collected from Assignee money damages specifically on account of such items (amounts collected from Assignee shall be first allocated to elements of damage awarded to

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
     Assignor relative to Assignee's obligation to pay rent under the Lease Transaction Documents and only the balance of any amounts so collected allocated to the other elements of damage specifically awarded). Upon satisfaction of all obligations owed to Landlord by Assignor pursuant to the lease Transaction Documents, any remaining amounts held in such security account shall be disbursed to Assignor. Landlord shall deliver to Assignor a security agreement, financing statement and such other documents necessary to reasonably document and perfect such security interest (and Landlord hereby grants a security interest in such security interest to Lender) (collectively, all such documents herein referred to as "Section 12 Security Documents") and the parties hereto shall reasonably cooperate as provided in Subsection 19.10 in executing such documents.

     13. Assignor's Bankruptcy. In the event that bankruptcy proceedings involving Assignor are commenced (whether voluntary or involuntary) and the Assignment is recharacterized as a sublease, or otherwise, such that the Lease between Assignor and Landlord is treated as an asset of the bankruptcy estate and if the Lease is deemed rejected in such bankruptcy proceeding and thereby terminated, or the Lease is otherwise terminated in connection with any such bankruptcy proceeding for any reason, such termination shall not affect the rights and obligations of Assignee and Landlord under the Assignment and it is expressly agreed that in such event, (i) Assignee shall attorn to Landlord and Landlord shall recognize Assignee under the terms and provisions of the Lease (as assigned to Assignee pursuant to the Assignment) and (ii) Landlord and Assignee shall enter into a new lease (with Assignee as the tenant thereunder) on the terms and conditions of the Lease (as otherwise modified by this Consent) and if such new lease is entered into, the term "Lease" as used herein shall refer to such new lease and all Lease Transaction Documents related thereto. The attornment and recognition obligations and the obligations to enter into a new lease as specified herein are separate from the original Lease with Assignor and shall survive termination of the original Lease with Assignor due to rejection (or for any other reason) in any bankruptcy proceeding involving Assignor.

     14. Assignee's Bankruptcy. In the event that bankruptcy proceedings involving Assignee are commenced (whether voluntary or involuntary) and if the Lease is rejected or otherwise terminated (as to Assignee), then Assignor, immediately upon such rejection and/or termination shall be reinstated as the Tenant under the Lease and Assignor shall continue to be obligated to fully perform and comply with every obligation of the Tenant under the Lease, without limitation or reservation, and shall thereafter have the right to again exercise all rights, powers, privileges, options and elections and to make and give all approvals, consents, determinations, selections, designations, judgments, and decisions


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of the Tenant under and with respect to the Lease Transaction Documents.

     15. Waive Past Defaults. Effective on the Consent Date, Landlord and Assignor represent that, to the best of their knowledge for their mutual benefit and the benefit of the other parties hereto, that there are no uncured defaults under the Lease Transaction Documents. To the extent that this representation by Landlord is inconsistent with the estoppel letter dated November 26, 1997 from Landlord to Assignor and Assignee, the representations set forth in this Section 15 by Landlord shall control. The representations by Landlord and Assignor pursuant to this Section 15 shall not be deemed to constitute a waiver of any claims for default under, or breach of, any of the provisions of the Lease Transaction Documents occurring on or after the Consent Date or with respect to acts occurring prior to the Consent Date of which a claiming party had no knowledge; provided, however, with respect to any such acts of Assignor occurring prior to the Consent Date, Landlord waives its right to terminate the Lease. Such waiver shall not limit any of the other rights at law or in equity which Landlord may have against Assignor in such event.

     16. Lease Commencement Date. Section 2(b)(2) of the Lease is hereby amended and restated in its entirety as follows:

          (2) The later of (x) April 1, 1998 or (y) Substantial Completion (as defined in Exhibit C) of all work to be done by Landlord pursuant to Exhibit C, or, if Landlord is prevented from or delayed in completing its work under Exhibit C to this lease due to Tenant Caused Delays as specified in Exhibit C, then upon the date by which such work would have been substantially completed but for such Tenant Caused Delays (but not earlier than April 1, 1998).

     17. Signage. The sign plans attached to the Lease as Exhibit E thereto are hereby modified to acknowledge that the name on the signs shall be Assignee's name (Networks Associates), but all other requirements and parameters specified in said Exhibit E shall remain in full force and effect except that the height and width of the letters may be reduced to fit the name in the space permitted.

     18. Reimbursement of Landlord's and Lender's Costs; Payment for Change Order. Fees and costs incurred by Landlord, and to be reimbursed by Assignor pursuant to Section 19 of the Lease, for reviewing, processing and documenting the Assignment and any other assignment or sublease, through the date of this Consent, are $77,720. Fees and costs incurred by Lender in connection with reviewing this Assignment, and which Assignor is obligated to reimburse, are $4,402. These fees are all of the fees and costs owed to Landlord pursuant to
Section 19 of the Lease up to the

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Consent Date.  Concurrent herewith, Assignor has delivered to Lender's counsel its check in the amount of $4.402 to reimburse Lender for its fees and costs incurred. Concurrent herewith, Assignor shall deliver to Landlord its check in the amount of $57,720 to be applied against Assignor's obligation to landlord for Landlord's costs and fees incurred through the date hereof and Assignor agrees to cause the remaining portion ($20,000) to be paid by Cushman & Wakefield of California, Inc. ("Cushman") to landlord prior to December 31, 1997 pursuant to that certain Amendment dated concurrently herewith between landlord and Cushman ("Cushman Agreement"). In addition, concurrent herewith, Assignor shall deliver to Landlord a separate check in the amount of $23,199 for Assignor's T-6 Change Order.

     19.  General Provisions.

          19.1 Consideration for Assignment. Assignor and Assignee represent and warrant that there are no additional payments of rent or any other consideration of any type which has been paid or is payable by Assignee to Assignor in connection with the Assignment or the Premises, other than as is disclosed in the Assignment.

          19.2 Brokerage Commission. Without limiting any claims for brokerage commissions in connection with the original lease transaction between Landlord and Assignor, Assignor and Assignee agree that Landlord will not be liable for any brokerage commission or finder's fee in connection with the consummation of the Assignment or this Consent. Assignor and Assignee will protect, defend, indemnify and hold Landlord harmless from any brokerage commission or finder's fee in connection with the consummation of the Assignment or this Consent, and from any cost or expense (including attorney fees) incurred by Landlord in resisting any claim for any such brokerage commission or finder's fee. The provisions of this Section 19.2 shall survive the expiration or earlier termination of both the Assignment and this Consent.

          19.3 Controlling Law. The terms and provisions of this Consent will be construed in accordance with and will be governed by the laws of the State of California.

          19.4 Captions. Captions to the sections in this Consent are included for convenience only and do not modify any of the terms of this Consent.

          19.5 Entire Agreement; Waiver. This Consent constitutes the final, complete and exclusive statement between the parties to this Consent pertaining to the terms of Landlord's consent to the Assignment, supersedes all prior and contemporaneous understandings or agreements of the parties regarding such consent, and is binding on and inures to the benefit of their respective heirs,


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representatives, successors and assigns.  No party has been induced to enter into this Consent by, nor is any party relying on, any representation or warranty regarding such consent outside those expressly set forth in this Consent or otherwise specified in Exhibit C attached to this Consent. Any agreement made after the date of this Consent is ineffective to modify, waive, or terminate this Consent, in whole or in part, unless that agreement is in writing, is signed by the parties to this Consent, and specifically states that agreement modifies this Consent.

     19.6  Attorney Fees.     If there is any legal action or proceeding
between the parties arising from or based upon the Assignment or this Consent, the unsuccessful party or parties to such action or proceedings shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements incurred by the prevailing party in such action or proceeding and in any appeal in connection therewith, and such costs, expenses, attorneys' fees and disbursements shall be included in and as part of such judgment.

     19.7 Waiver. Except for the provisions regarding (i) cancellation of the option to extend the term of the Lease (Section 9 herein), (ii) cancellation of the first right to purchase (Section 10 herein), (iii) Assignee's right (as a subtenant) to further assign or sublet the Premises (Section 5 herein), (iv) modification of the Schedule of Critical Dates (Exhibit D-1 and Exhibit A to Exhibit D-2 to the Lease) as provided in Section 11 herein, (v) Lease Commencement Date (Section 16 herein), (vi) Signage (Section 17 herein), and
(vii) Notice (Subsection 19.8 herein), nothing contained in this Consent will be deemed or construed to modify, waive, impair, or affect any of the covenants, agreements, terms, provisions, or conditions contained in the Lease Transaction Documents. In addition, the acceptance of rents by Landlord from Assignee or anyone else liable under the Lease Transaction Documents will not be deemed a waiver by Landlord of any provisions of the Lease Transaction Documents.

     19.8 Notice. Except for legal process which may also be served as provided by law or as provided herein, all notices, demands, requests, consents and other communications ("Notices") which may be given or are required to be given by either party under this Consent to the other shall be in writing and shall be deemed given to and received by the party intended to receive such Notice (i) when hand delivered, (ii) on the date on which the United States Post Office certifies delivery or refusal to accept deliver of such Notice shall have been deposited, postage prepaid, to the United States mail, certified return receipt requested, properly addressed to the address specified herein, or (iii) on the date of delivery sent to the address specified herein by reputable overnight courier (e.g., Federal Express or other comparable service), as evidenced by such courier's records. All such Notices



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to Assignor shall be served or addressed to Assignor at care of Informix
Software, Inc., 4100 Bohannon Drive, Menlo Park, California 94025, Attention:
Mr. Clive Merredew. All such Notices to Assignee shall be sent to Networks Associates, Inc. at its offices at 2805 Bowers Avenue, Santa Clara, California 95051, Attention: Mr. Evan Collins, Controller. All such Notices to Landlord shall be sent to Birk S. McCandless, LLC, at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054, Attention: Mr. Birk S. McCandless, Manager. All such Notices to Lender shall be sent to Guaranty Federal Bank, F.S.B., 8333 Douglas Avenue, Dallas, Texas 75225, Attention: Mr. Jim Johnson. Any party may change its address by notifying the others of such change.

     19.9 AUTHORITY. Each party hereto represents and warrants to the other parties that (i) the person or persons executing this Consent on behalf of such party is duly authorized to execute this Consent on behalf of such party, and
(ii) such party has the right, power and authority to execute and deliver this document to the other parties and to perform its obligations as set forth herein.

     19.10 FACILITATION. The parties agree to execute, acknowledge if appropriate and deliver any document and cooperate in performing any acts which are reasonably necessary to effect and/or implement the terms and conditions of this Consent including, without limitation, (a) new documents substituting Assignee for Assignor under the Security Agreement, the Financing Statement, Notice of Security Interest, Time Deposit Agreement and Addendum, and any other documents (collectively, such new documents are referred to as the "Security Deposit Documents") as may be reasonably requested to ensure (i) assignment of Assignor's rights to the Account to Assignee and (ii) the continuation of Landlord's perfected security interest in the Account and Lender's perfected security interest therein subject to and as provided in the Lease Transaction Documents, and (b) the Section 12 Security Documents. The parties agree to exercise best efforts to finalize and execute the Security Deposit Documents and the Section 12 Security Documents by January 15, 1998 or as soon thereafter as reasonably possible. Assignor and Assignee shall be jointly and severally liable to reimburse Landlord for any attorneys' fees and costs incurred by Landlord in such facilitation.

     19.11 COUNTERPARTS; FACSIMILE SIGNATURES. This Consent may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one original. This Consent shall not be effective until all parties' signatures have been so obtained. The parties agree that this Consent, documents ancillary to this Consent, and related documents to be entered into in connection with this Consent will be considered signed when the signature of a party is delivered by

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
facsimile transmission. Such facsimile signature shall be treated in all respects as having the same effect as an original signature.

     20. Agreement of Assignor and Assignee. This Consent shall not be effective until receipt by Landlord and Lender of a counterpart or counterparts of this Consent duly executed by Assignor and Assignee, each thereby acknowledging its agreement to the terms and conditions specified in this Consent.

     Landlord, Lender, Assignor and Assignee have executed this Consent on the date set forth below their respective signatures.

Assignee:                                    Assignor:

Networks Associates, Inc.,                   Informix Corporation
a Delaware corporation                       a Delaware corporation

By: /s/ Signature                            By: /s/ Signature
   ----------------------------                 ----------------------------
Name:                                        Name:
     --------------------------                   --------------------------
Title:                                       Title:
      -------------------------                    -------------------------
Date:                                        Date:
     --------------------------                   --------------------------

Landlord:                                    Lender:

Birk G. McCandless, LLC,                     Guaranty Federal Bank, F.S.B.,
a California limited liability               a federal savings bank
company

By: /s/ BIRK S. MCCANDLESS                   By: /s/ R. STEVE LEBLANC
   ----------------------------                 ----------------------------
     Birk S. McCandless,
     Manager                                 Name: R. STEVE LEBLANC
                                                  --------------------------
Date:                                        Title: Division Manager
     --------------------------                    -------------------------
                                             Date: December 17, 1997
                                                  --------------------------





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